UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 13, 2010

AMERICA’S CAR-MART, INC.
(Exact name of registrant as specified in its charter)

Texas	0-14939	63-0851141
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

802 SE Plaza Avenue, Suite 200, Bentonville, Arkansas 72712
 (Address of principal executive offices, including zip code)

(479) 464-9944
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company’s 2010 annual meeting of stockholders was held on October 13, 2010.  The record date for such meeting was August 27, 2010 on which date there were a total of 10,874,475 shares of common stock outstanding and entitled to vote.  At the meeting the Company’s stockholders approved the election of directors as follows:

Director	Votes For	Votes Against	Votes Abstained	Broker Non- Votes
William H. Henderson	8,900,070	38,127	82,589	1,559,183
Tilman J. Falgout, III	8,900,028	38,169	82,589	1,559,183
William M. Sams	6,414,713	2,523,484	82,589	1,559,183
John David Simmons	6,414,713	2,523,484	82,589	1,559,183
Daniel J. Englander	6,414,713	2,523,484	82,589	1,559,183
William A. Swanston	8,749,508	188,689	82,589	1,559,183
Robert Cameron Smith	8,938,162	35	82,589	1,559,183

Also, at the Company’s 2010 annual meeting of stockholders, the stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2011 and approved an amendment to the Company’s 2007 Stock Option Plan to increase to 1,500,000 the number of shares authorized for issuance thereunder.  The number of votes cast for or against, as well as the number of abstentions and broker non-votes, for each of these matters are set forth below.

	Votes For	Votes Against	Votes Abstained	Broker Non- Votes
Ratification of Independent Registered Public Accounting Firm	10,543,680	16,624	3,181	16,484
Approval of Amendment to 2007 Stock Option Plan	7,767,435	1,190,553	66,568	1,555,413

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Car-Mart, Inc.

Date: October 14, 2010	/s/ Jeffrey A. Williams
Jeffrey A. Williams
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)